EXHIBIT 2.1(D)
                  SECOND AMENDMENT TO SECURITIZATION AGREEMENTS


         THIS SECOND AMENDMENT TO SECURITIZATION AGREEMENTS (this "AMENDMENT"), made and entered into as of January 28, 2000 (the "EFFECTIVE DATE"), by and between CONE RECEIVABLES II LLC, a North Carolina limited liability company ("CRLLC"), CONE MILLS CORPORATION, a North Carolina corporation ("CONE MILLS"; each of CRLLC and Cone Mills a "Company" and, collectively, the "COMPANIES"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation ("REDWOOD"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), in its capacities as Operating Agent and Collateral Agent.

                               W I T N E S E T H:

  WHEREAS, Cone Mills, any other Originators that are or may hereafter become a party thereto and CRLLC are parties to a certain Receivables Transfer Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "TRANSFER AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in Annex X to the Transfer Agreement as amended by this Amendment), whereby Cone Mills has agreed (and each Subsidiary of Cone Mills which thereafter becomes an Originator will agree) to sell, contribute or otherwise transfer to CRLLC, and CRLLC has agreed to purchase or otherwise acquire from such Originators, all of the right, title and interest of such Originators in the Receivables; and

  WHEREAS, CRLLC, as Seller, Redwood, as Purchaser, Cone Mills, as Servicer, and GECC, as Operating Agent and as Collateral Agent, are parties to a certain Receivables Purchasing and Servicing Agreement, dated as of September 1, 1999 (as amended to the date hereof, the "PURCHASE AGREEMENT"; the Transfer Agreement and the Purchase Agreement, collectively, the "SECURITIZATION AGREEMENTS"), whereby Purchaser has agreed, among other things, to purchase from CRLLC from time to time the Receivables sold or contributed to CRLLC pursuant to the Transfer Agreement; and

  WHEREAS, the Securitization Agreements were amended pursuant to that certain First Amendment and Waiver to Securitization Agreements, dated as of November 16, 1999, among the parties hereto; and

  WHEREAS, Cone Mills has requested that the Securitization Agreements be further amended in certain respects as set forth in this Amendment, and the parties hereto are willing to agree to such amendments subject to the terms and conditions of this Amendment.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. AMENDMENTS OF SECURITIZATION AGREEMENTS. Subject to the terms and conditions of this Amendment, the Securitization Agreements shall be amended as follows:

         (A) Section 4.03(k) of the Transfer Agreement is hereby amended by deleting clause (v) thereof in its entirety and by substituting the following replacement clause (v) in lieu thereof:

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                           (v)      Debt arising under the Credit Facility,

         (B) Section 9.01(y) of the Purchase Agreement is hereby deleted in its entirety and the following new Section 9.01(y) is hereby substituted in lieu thereof:

                           (y) (i) the Credit Facility shall be terminated, (ii) an event of default shall have occurred under the Credit Facility, or (iii) by July 3, 2000, Cone Mills shall not have obtained either (a) a refinancing or an extension of the Credit Facility (as in effect immediately after giving effect to the Second Amendment) on terms acceptable to the Purchaser, the Operating Agent and the Collateral Agent or (b) a binding written commitment for such refinancing or extension on terms acceptable to the Purchaser, the Operating Agent and the Collateral Agent, and in either such case with the Credit Facility Lenders or with another lender or lenders acceptable to the Purchaser, the Operating Agent and the Collateral Agent.

         (C) Annex X to each Securitization Agreement is hereby amended by deleting therefrom in their entirety the definitions of the terms "CREDIT FACILITY" and "CREDIT FACILITY AGENT" and by substituting the following new respective definitions of such terms in lieu thereof:

         "CREDIT FACILITY" shall mean that certain Credit Agreement dated as of January 28, 2000, among Cone Mills, as borrower, the Credit Facility Lenders and the Credit Facility Lender Agent, and the other loan documents executed in connection therewith, together with any amendments, restatements, supplements or modifications thereto or any refinancings, replacements or refundings thereof.

         "CREDIT FACILITY LENDER AGENT" shall mean Bank of America, N.A., as Agent for the Credit Facility Lenders, and its successors and assigns, as well as the agent for the lenders under any credit facility that refinances or replaces the Credit Facility.

         (D) Annex X to each Securitization Agreement is hereby further amended by deleting clause (j) of the definition of the term "PERMITTED ENCUMBRANCES" as set forth therein and by substituting the following replacement clause (j) in lieu thereof:

                           (j) Liens created in favor of either or both of the
                  (other than the Transferred Receivables) to secure indebtedness arising under the Credit Facility, any interest rate protection agreement between Cone Mills and any Credit Facility Lender or any Affiliate thereof, the Prudential Note Documents, the Morgan Swap Agreement, the Senior Lease Documents, and/or the Debenture Documents, provided that concurrently with or prior to the grant of any such Lien to any Creditor Collateral Agent such Creditor Collateral Agent, the Seller and the Originators shall have entered into an Intercreditor Agreement with the Purchaser, the Operating Agent and the Collateral Agent in substantially the form of
                  Exhibit 5.03(b) to the Purchase Agreement or in such other form as may be satisfactory in all respects to the Purchaser, the Operating Agent and the Collateral Agent in their discretion and


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                  the Rating Agency Condition has been satisfied with respect to such intercreditor agreement;

                  (E) Annex X to each Securitization Agreement is hereby further amended by adding thereto the following new definitions:

         "CREDITOR COLLATERAL AGENTS" shall mean (i) Bank of America, N.A., as agent for the Credit Facility Lender Agent, the Credit Facility Lenders, Prudential, Morgan and the Senior Lease Creditor pursuant to the Collateral Agency Agreement (Priority), dated as of January 28, 2000, among such parties and (ii) Wilmington Trust Company, as agent for the Credit Facility Lender Agent, the Credit Facility Lenders, Prudential, Morgan, the Senior Lease Creditor, the Debenture Holders and the Debenture Trustee pursuant to the Collateral Agency Agreement (General), dated as of January 28, 2000, among such parties.

         "DEBENTURE DOCUMENTS" shall mean the Debentures, the Indenture and any amendments, restatements, supplements or modifications thereto or any refinancings, replacements or refundings thereof.

         "DEBENTURE HOLDERS" shall mean, collectively, the holder or holders from time to time of the Debentures.

         "DEBENTURES" shall mean the $100,000,000 in aggregate principal amount of debentures due March, 2005, issued by Cone Mills pursuant to the Indenture and any amendments, restatements, supplements or modifications thereto or any refinancings, replacements or refundings thereof.

         "DEBENTURE TRUSTEE" shall mean The Bank of New York, as successor to Wachovia Bank, N.A. (formerly known as Wachovia Bank of North Carolina, N.A.), as trustee for the Debenture Holders under the Indenture, and its successors and assigns.

         "INTERCREDITOR AGREEMENT" shall mean the Securitization Intercreditor Agreement, dated as of January 28, 2000, among the Purchaser, the Seller, Cone Mills, the Collateral Agent, the Operating Agent and the Creditor Collateral Agents and any amendments, restatements, supplements or modifications to or replacements of such document.

         "MORGAN" shall mean Morgan Guaranty Trust Company of New York and its successors and assigns.

         "MORGAN SWAP AGREEMENT" shall mean the ISDA Master Agreement, dated as of July 20, 1998, between Cone Mills and Morgan as supplemented by a letter agreement, dated as of July 20, 1998, and any amendments, restatements, supplements or modifications to or any refinancings, replacements or refundings of any of the foregoing documents.

         "PRUDENTIAL" shall mean The Prudential Insurance Company of America and its successors and assigns.

  "PRUDENTIAL NOTE DOCUMENTS" shall mean the Note Purchase Agreement, dated as of August 13, 1992, between Cone Mills and Prudential and the Senior Note, dated as of August 13, 1992, executed by Cone Mills in favor of Prudential in the original stated principal amount of $75,000,000 and any amendments, restatements, supplements or modifications to or any refinancings,


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replacements or refundings of any of the foregoing documents.

  "SECOND AMENDMENT" shall mean the Second Amendment to Securitization Agreements, dated as of January 28, 2000, among the Seller, the Purchaser, Cone Mills, the Operating Agent and the Collateral Agent.

  "SENIOR LEASE CREDITOR" shall mean SunTrust Bank, Atlanta, and its successors and assigns.

  "SENIOR LEASE DOCUMENTS" shall mean (i) the Master Lease Agreement, dated as of October 24, 1994, between Cone Mills as lessee and TCB Realty II Corporation as lessor as assigned to Atlantic Financial Group, Ltd. pursuant to the Assignment Agreement dated as of April 15, 1999 among Citicorp Leasing, Inc. and the Senior Lease Creditor, (ii) the Loan Agreement, dated as of October 24, 1994 (the "DEVELOPMENT LOAN AGREEMENT") between Atlantic Financial Group, Ltd. (as successor to TCB Realty II Corporation) as borrower and the Senior Lease Creditor (as successor to Citicorp Leasing, Inc.) as lender, (iii) the other Key Agreements (as defined in the Development Loan Agreement), and (iv) any amendments, restatements, supplements or modifications to or any refinancings, replacements or refundings of any of the foregoing documents.

  (E) The Purchase Agreement is hereby further amended by adding the following new paragraph (k) at the end of Annex 5.02(a) thereto:

         (k) Credit Facility Reports and Monthly Financial Statements. Concurrently with the delivery thereof to the Credit Facility Lender Agent and the Credit Facility Lenders, copies of (i) each Borrowing Base Certificate and Compliance Certificate required to be delivered pursuant to Section 9.1(g) of the Credit Facility and (ii) the monthly balance sheets and statements of income, stockholders' equity and cash flows required to be delivered pursuant to
Section 9.1(h) of the Credit Facility.

  (F) The Transfer Agreement is further amended by deleting Schedule 4.03(k) thereto in its entirety and by substituting the replacement Schedule 4.03(k) attached to this Amendment in lieu thereof.

  (G) The Purchase Agreement is hereby further amended by deleting Exhibit 5.03(b) thereto in its entirety and by substituting the replacement Exhibit 5.03(b) attached to this Amendment in lieu thereof.

         2. NO OTHER AMENDMENTS. Except for the amendments expressly set forth and referred to in Section 1 above, the Securitization Agreements shall remain unchanged and in full force and effect.

         3. REPRESENTATIONS AND WARRANTIES. Each Company hereby represents and warrants to Redwood, the Operating Agent and the Collateral Agent that

            (a) this Amendment has been duly authorized, executed and delivered by each Company,

            (b) no Termination Event, Incipient Termination Event, Event of
                Servicer Termination or Incipient Servicer Termination Event has occurred and is continuing as of this date, and

            (c) all of the representations and warranties made by each Company in the Securitization Agreements are true and correct in all material respects on and as of the date of this Amendment

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                (except to the extent that any such representations or
                warranties expressly referred to a specific prior date). Any breach in any material respect by either Company of any of its representations and warranties contained in this Section 3 shall be a Termination Event and an Event of Servicer Termination for all purposes of the Securitization Agreements.

         4. RATIFICATION. Each Company hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Securitization Agreements and all other documents delivered by such Company in connection therewith (including without limitation the other Related Documents to which each Company is a party), effective as of the date hereof.

         5. WAIVER BY THE SELLER AND CONE MILLS. Each of the Seller and Cone Mills hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchaser, the Operating Agent or the Collateral Agent arising on or prior to the date hereof in connection with any of the Securitization Agreements or the transactions contemplated thereunder.

         6. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective, upon the Effective Date, subject to the satisfaction of the following conditions on or prior to such date:

(a) the receipt by the Operating Agent of this Amendment, duly executed, completed and delivered by each of the Companies, Redwood, the Collateral Agent and the Operating Agent;

(b) the receipt by the Operating Agent of the Intercreditor Agreement, duly executed, completed and delivered by each of the Companies, Redwood, the Collateral Agent, the Operating Agent and the Creditor Collateral Agents;

(c) the receipt by the Operating Agent of the initial Borrowing Base Certificate and the initial Compliance Certificate required to be delivered by Cone Mills pursuant to Section 9.1(g) of the Credit Facility;

(d) the receipt by the Operating Agent of financial projections for Cone Mills and its Subsidiaries for their fiscal year ending December 31, 2000, to include
(i) quarterly income statements, balance sheets, cash flow projections and financial covenant calculations for such period and (ii) 13-week consolidated cash flow projections for Cone Mills and its subsidiaries commencing with the week starting January 17, 2000;

(e) the receipt by the Operating Agent of an Incumbency Certificate from CRLLC in the form of Exhibit A attached hereto and such other documents, certificates, instruments and opinions of counsel as Redwood, the Collateral Agent or the Operating Agent may reasonably request; and

(f) the receipt by the Operating Agent of all fees and expenses payable to Redwood, the Collateral Agent or the Operating Agent, respectively, in connection with this Amendment including without limitation the reasonable legal fees and other reasonable out of pocket expenses of Redwood, the Collateral Agent or the Operating Agent incurred in connection with this Amendment.

         7. REIMBURSEMENT OF EXPENSES. Each Company hereby agrees that it

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shall reimburse Redwood, the Collateral Agent and the Operating Agent on demand for all reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

         8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

         9. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, each Company hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         10. COUNTERPARTS. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

         11. ENTIRE AGREEMENT. The Securitization Agreements as amended by this Amendment embody the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

         12. CONE MILLS' AND GECC'S CAPACITIES. Cone Mills is executing and delivering this Amendment both in its capacity as an Originator under the Transfer Agreement and as the Servicer under the Purchase Agreement and all references herein to "Cone Mills" shall be deemed to include it in both such capacities unless otherwise expressly indicated. GECC is executing and delivering this Amendment both in its capacity as the Operating Agent for Redwood and as the Collateral Agent for Redwood and the Purchaser Secured Parties, and all references herein to "GECC" shall be deemed to include it in both such capacities unless otherwise expressly indicated.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        CONE RECEIVABLES II LLC
                                    By: /s/ Samir M. Gabriel
                                        -----------------------
                                    Name:   Samir M. Gabriel
                                    Title:  President

                                        REDWOOD RECEIVABLES
                                        CORPORATION
                                    By: /s/ Denis M. Creeden
                                        -----------------------
                                    Name: Denis M. Creeden
                                    Title: Assistant Secretary

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                                        CONE MILLS CORPORATION, AS AN ORIGINATOR
                                        AND AS SERVICER
                                    By: /s/ Neil W. Koonce
                                        -----------------------
                                    Name: Neil W. Koonce
                                    Title: Vice President

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, AS OPERATING AGENT
                                        AND AS COLLATERAL AGENT
                                    By: /s/ Craig Winslow
                                        -----------------------
                                    Name:  Craig Winslow
                                    Duly Authorized Signatory


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